Exhibit 99.1

Akcea Announces Appointment of New Chief Operating Officer

Alex Howarth joins Akcea from Lycera, bringing more than 25 years of experience in the biopharmaceutical sector

BOSTON, December 4, 2019 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., announced today that Alex Howarth has joined the company as chief operating officer. In this role, Mr. Howarth will oversee a broad range of operational areas including corporate strategy, business development, management of stakeholder alliances, legal and compliance, as well as product supply chain.

“Alex joins our team during an exciting time at Akcea. His decades of experience in the biopharmaceutical sector will further strengthen our executive leadership team and position us to continue to build on our strong record of progress and success. Alex has a background in leading companies as they optimize organizational, commercial and business strategies. His experience aligns well with our goals as we continue to invest in our two commercial-stage products and our promising pipeline of novel drugs positioned to address major areas of unmet need in health in the years ahead,” said Damien McDevitt, Ph.D., Akcea’s interim chief executive officer.

Mr. Howarth has more than 25 years of experience in healthcare and financial advisory roles at various companies. Prior to Akcea, Mr. Howarth served as president at Lycera Corp., a private biotechnology company developing small molecule medicines for autoimmune diseases and cancer. Before that, Mr. Howarth served as chief financial officer of moksha8, a specialty pharmaceutical company focused on commercializing products in the emerging markets. Mr. Howarth was a founding member of moksha8 where he played a leading role in defining corporate strategy as well as establishing and leading key operational functions comprising corporate development, finance, legal and compliance, supply chain and information technology. Prior to joining moksha8, Mr. Howarth was chief business officer at Vitae Pharmaceuticals and previously spent over ten years at GSK in a variety of corporate development and finance roles, including leading GSK Venture Partnerships. Prior to joining GSK, Mr. Howarth worked at KPMG in London where he qualified as a chartered accountant. Mr. Howarth has an honors degree in biochemistry from the University of Bath, England.

“I am excited to be joining Akcea and look forward to working with the outstanding leadership team to reach new levels of momentum and success in the company’s business operations. It is an honor to be part of a team committed to bringing transformative treatments to patients globally who suffer from rare and serious diseases and have significant unmet medical needs,” said Mr. Howarth.

ABOUT AKCEA THERAPEUTICS, INC.

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U. and Canada. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on twitter at @akceatx.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s drugs in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Akcea Investor Contact:

Kathleen Gallagher

Vice President, Corporate Communications and Investor Relations

(617)-207-8509

kgallagher@akceatx.com

Akcea Media Contact:

Bill Berry

Berry & Company

T: 212 253-8881

bberry@berrypr.com

Lynn Granito

Berry & Company

T: 212 253-8881

lgranito@berrypr.com